                                 SIXTH AMENDMENT

         This Sixth Amendment (this "Amendment") is entered into as of June 28, 2001 by and among Fannie May Holdings, Inc., a Delaware corporation ("Holdings"), Archibald Candy Corporation, an Illinois corporation, as successor by merger to FMCAN Acquisition Corp. (the "Company"), and the persons named on the signature pages hereof (the "Purchasers"), and amends the Securities Purchase Agreement entered into as of October 30, 1991 among Holdings, the Company and the Purchasers (as amended by the First Amendment thereto dated as of September 18, 1992, the Second Amendment thereto dated as of August 12, 1994, the Third Amendment thereto dated as of July 2, 1997, the Fourth Amendment thereto dated as of October 31, 1998, and the Fifth Amendment thereto dated as of May 8, 1999, and as otherwise amended, modified and supplemented prior to the date hereof, the "Securities Purchase Agreement"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Securities Purchase Agreement.


                                    RECITALS

         A. The Company is party to an Amended and Restated Credit Agreement dated as of July 2, 1997 with Bank One, NA (formerly known as The First National Bank of Chicago), as agent and a lender thereunder, and Fleet Business Credit Corporation, as a lender thereunder (as amended, modified and supplemented prior to the date hereof, the "Existing U.S. Credit Agreement").

         B. Archibald Candy (Canada) Corporation, a Canadian corporation ("Archibald Canada") that is a wholly-owned subsidiary of the Company, is party to a Credit Agreement dated July 30, 1999 with Bank One, NA (formerly known as First Chicago NBD Bank, Canada) (as amended, modified and supplemented prior to the date hereof, the "Existing Canadian Credit Agreement"; together with the Existing U.S. Credit Agreement, the "Existing Credit Agreements").

         C. The Company and all of its other subsidiaries are guarantors of Archibald Canada's obligations under the Existing Canadian Credit Agreement.

         D. The Company and Sweet Factory, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, desire to enter into a new credit agreement with The CIT Group/Business Credit, Inc. and/or other lenders (as may be amended, modified or supplemented from time to time, the "New Credit Facility"), pursuant to which, subject to certain limitations, the Company may borrow from time to time up to an aggregate amount of $30.0 million and the proceeds of which may be used, among other things, to (i) refinance the indebtedness under the Existing Credit Agreements, (ii) provide additional funds for the working capital and general corporate needs of the Company and its subsidiaries, and (iii) pay fees and expenses incurred in connection with the negotiation, documentation and entering into of the New Credit Facility. It is a condition to the closing of the New Credit Facility that the parties hereto enter into this Amendment.

         E. Holdings desires to enter into an agreement with the holders of the Seller Preferred Stock substantially in the form of EXHIBIT A hereto (the "Senior Preferred Amendment

Agreement"), pursuant to which, among other things, such holders will agree to
(i) extend the date for Holdings' mandatory redemption of the Seller Preferred Stock beyond August 31, 2001, (ii) terminate as of August 31, 2000, the accrual of dividends on the Seller Preferred Stock and (iii) a redemption in full of the Seller Preferred Stock by no later than January 15, 2006, with annual installments in the amounts set forth in the Senior Preferred Amendment Agreement beginning on January 15, 2002.

         F. Holdings, the Company and the Purchasers desire to set forth herein the Purchasers' consent to Holdings' and the Company's entering into the Senior Preferred Amendment Agreement and all actions contemplated thereby.

         G. Holdings, the Company and the Purchasers desire to amend the Securities Purchase Agreement to provide the TCW Entities with certain additional rights in the event that the Junior Preferred Shares and the Common Shares owned by the TCW Entities are not redeemed in accordance with Section 6.8(a) of the Securities Purchase Agreement.

         I. Holdings, the Company and the Purchasers also desire to amend the Securities Purchase Agreement and Holdings' certificate of incorporation to extend the mandatory redemption date for the Junior Preferred Shares and the Jordan Junior Preferred Stock from November 1, 2001 until March 15, 2006.

         J. Holdings desires to enter into an agreement with the holders of its Junior Class B PIK Preferred Stock substantially in the form of EXHIBIT B hereto (the "Junior Class B Preferred Amendment Agreement"), pursuant to which, among other things, such holders will agree to extend the mandatory redemption date therefor from November 1, 2001 until March 15, 2006.

         K. Holdings, the Company and the Purchasers desire to set forth herein the Purchasers' consent to Holdings' and the Company's entering into the Junior Class B Preferred Amendment Agreement and all actions contemplated thereby.

         L. Holdings, the Company and the Purchasers also desire to set forth herein the Purchasers' consent to the May 31, 2001 sale by the Company of its store located at the intersection of Randolph and Wabash Streets in Chicago, Illinois (the "Sale of Store No. 112").

         NOW, THEREFORE, in consideration of the premises and the agreements contained herein, the undersigned hereby agree as follows:

         1. Section 1 of the Securities Purchase Agreement is hereby amended by amending and restating the definition of "Credit Facility" in its entirety to read as follows:

         "Credit Facility" means the "New Credit Facility" described in the Recitals to the Sixth Amendment.

         2. Section 1 of the Securities Purchase Agreement is hereby further amended by adding the following definitions:

         "Junior Class B Preferred Amendment Agreement" means the "Junior Class B Preferred Amendment Agreement" described in the Recitals to the Sixth Amendment."

         "Senior Preferred Amendment Agreement" means the "Senior Preferred Amendment Agreement" described in the Recitals to the Sixth Amendment.

         "Sixth Amendment" means the Sixth Amendment to this Agreement, dated as of June 28, 2001.

         3. Section 6.8(a) of the Securities Purchase Agreement is hereby amended and restated in its entirety as follows:

                  "(a) At any time, or from time to time, after the earlier of
         (x) June 30, 2003, (y) the date immediately preceding the date of the consummation of an Exit Event or (z) the first date as of which the Notes shall have been paid in full and all Junior Preferred Shares have been redeemed, at the request of a Requesting Holder, Holdings shall redeem the number of Common Shares and Junior Preferred Shares held by such Requesting Holder which such Requesting Holder requests to be redeemed. Any notice of redemption by a Requesting Holder shall be in writing and shall also state the number of Common Shares and Junior Preferred Shares to be redeemed. Upon receipt of any such request by a Requesting Holder, Holdings shall promptly give notice of such proposed redemption to all other Holders. Each such other Holder may elect to include its Common Shares and Junior Preferred Shares in the redemption to be made pursuant to this Section 6.8(a) by so notifying Holdings within 15 days after receipt of the notice referred to in the immediately preceding sentence. Holdings shall notify all Holders in writing of the proposed occurrence of an Exit Event as soon as reasonably practicable but in no event later than 45 days prior to the consummation of such Exit Event. In the case of any redemption in connection with an Exit Event, any Requesting Holder shall notify Holdings of its desire to cause a redemption under Section 6.8(a) as soon as it is reasonably practicable but in no event shall such notice be provided later than 15 days prior to the consummation of such Exit Event. Notwithstanding the foregoing, Holdings shall not be required to redeem Common Shares or Junior Preferred Shares pursuant to this
         Section 6.8(a) (i) if the request for such redemption is made after the date on which Holdings shall have consummated one or more registered public offerings of its equity securities with aggregate net proceeds to Holdings and the selling shareholders of at least $15,000,000 or
         (ii) if any request for redemption occurs within 365 days of any previous request for redemption and Holdings shall have redeemed all Common Shares and Junior Preferred Shares covered by (or included with) such previous request."

         4. Section 6.8(b) of the Securities Purchase Agreement is hereby amended by adding the following to the end thereof:

         "The redemption price payable by Holdings upon any redemption of Junior Preferred Shares pursuant to Section 6.8(a) shall be the liquidation preference of such Junior Preferred Shares as determined pursuant to
         Section 1.3 of the Certificate of Designation for the Junior Preferred Stock.

         5. Section 6.8(d) of the Securities Purchase Agreement is hereby amended by amending and restating in its entirety the last paragraph thereof as follows:

         "If any Holder which has elected to include any Common Shares or Junior Preferred Shares held by it in a redemption to be made pursuant to a redemption notice described in the first sentence of this Section 6.8(d) refuses to permit, or otherwise to participate in, a proposed Sale, and such proposed Sale was not consummated solely by means of such refusal, then such Holder shall be deemed to have withdrawn its election to include its Common Shares or Junior Preferred Shares in such redemption."

         6. Section 6.8(f) of the Securities Purchase Agreement is hereby amended and restated in its entirety as follows:

         "Anything in this Section 6.8 to the contrary notwithstanding, Holdings shall not be required to redeem Common Shares or Junior Preferred Shares to the extent that Holdings is prohibited by applicable statutes relating to insolvency or to the maintenance of adequate stated or legal capital or transfers for equivalent value from (i) effecting such a redemption and (ii) revaluing its assets or otherwise generating or creating surplus sufficient to permit such a redemption. In the event that Holdings is so prohibited from effecting such a redemption, Holdings shall use all funds that are legally available to effect such a purchase ratably from the Holders in proportion to the aggregate amounts due to them, subject to the preferential liquidation rights set forth in Holdings' Certificate of Incorporation. Any Holder may, with respect to all Common Shares or Junior Preferred Shares proposed to be redeemed but not redeemed by reason of this Section 6.8(f), elect either (i) to rescind such Holder's request that Holdings redeem the Common Shares and Junior Preferred Shares (in which event the Holders shall have no liability for the expenses of Holdings) or (ii) to leave such request in place, in which case Holdings shall, as soon as funds are legally available, pay to such Holder the redemption price for the Common Shares and Junior Preferred Shares redeemed by such Holder (determined as of the date redemption would have been required but for this Section 6.8(f)), together with interest thereon at a rate of 16% per annum, compounded semi-annually, from the date redemption would have been required but for this Section 6.8(f) (it being agreed that to the extent necessary to avoid double counting, such interest on the redemption price for the Junior Preferred Shares shall be reduced by any dividends thereon from such date)."

         7. Section 6.9 of the Securities Purchase Agreement is hereby amended by adding the following to the end thereof:

         "In the event that within ninety (90) days of the receipt by Holdings of a notice of redemption by a TCW Entity in accordance with Section 6.8(a) Holdings has not redeemed in full all Junior Preferred Shares and Common Shares owned by the TCW Entities with respect to which such notice of redemption has been given, and paid in full the redemption price therefore, then (regardless of whether such failure to redeem and pay is a result of law, statute, or agreement, or the failure to determine the redemption price or any other factor whatsoever), unless the holders of the Seller Preferred Stock shall have elected a director pursuant to Section 1.6 of the Certificate of Designation for the Seller Preferred Stock and such director shall continue to serve as a director of Holdings, the holders of Class D Common Shares shall be entitled to elect a director who shall have 51% of the total voting power of the Board of Directors of Holdings for the purpose of pursuing an Exit Event or like transaction; it being understood that in the event of an Exit Event or like transaction proposed by such director elected by the holders of Class D Common Shares, the TCW Entities shall be considered to be a "Proposing Holder" and a "Proposed Transferor" for all purposes under the Shareholders Agreement with respect to such transaction; provided, that the right to elect a director who shall have 51% of the total voting power of the Board of Directors of Holdings shall terminate on the date that is one year from the date on which the director so designated takes office unless the director is diligently pursuing in good faith an Exit Event or like transaction, in which event, the right to elect such director shall continue so long as the director is diligently pursuing in good faith an Exit Event or like transaction."

         8. Section 7.1 of the Securities Purchase Agreement is hereby amended by adding the following new clause (iv) to the end thereof and deleting the word "and" where it appears immediately preceding "(iii)":

         "; and (iv) FMCAN may make distributions, dividends and/or payments to Holdings in order to allow Holdings to (and Holdings may) redeem the Seller Preferred Stock in accordance with its terms as in effect on the date of the Sixth Amendment, after giving effect to the transactions contemplated by the Senior Preferred Amendment Agreement"

         9. Section 7.4(b) of the Securities Purchase Agreement is hereby amended to read "30,000,000" rather than "25,000,000".

         10. Section 7.8(d) of the Securities Purchase Agreement is hereby amended and restated in its entirety to read as follows:

         "(d) sales of assets at a price not less than the fair market value that, in the aggregate, do not constitute a Significant Portion of the assets of Holdings or any of its Subsidiaries."

         11. The TCW Entities hereby give notice pursuant to Section 7.2 of the Securities Purchase Agreement that they are requiring the accrual and deferral of the payments to be made pursuant to the terms of the TJC Agreement. Holdings, the Company and the Purchasers agree that no payments due and payable under the TJC Agreement, including any accrued and deferred payments, shall be made unless and until the TCW Entities have received in cash (i) with respect to each Junior Preferred Share beneficially owned by the TCW Entities, the liquidation preference, together with all accrued and unpaid dividends thereon, and (ii) with respect to each Common Share beneficially owned by the TCW Entities, the Preferred Return in respect of such Common Share. The parties hereto agree that no payments made pursuant to the terms of the Tax Sharing Agreement shall be made to any entity other than Holdings or a wholly-owned subsidiary of Holdings.

         12. In consideration of the representations, warranties, covenants and agreements of Holdings and the Company set forth in this Amendment, the Purchasers hereby:

             (a)      consent to each of the following:

                      (i) the execution, delivery and performance of, and the consummation of the transactions contemplated by, the New Credit Facility (including the incurrence of indebtedness, the granting of security interests, the creation of Liens and the payment of fees and expenses related thereto) and the repayment of all outstanding indebtedness under the Existing Credit Agreements;

                      (ii) Holdings' and the Company's entering into the Senior Preferred Amendment Agreement and all actions contemplated thereby;

                      (iii) Holdings' and the Company's entering into the Junior Class B Preferred Amendment Agreement and all actions contemplated thereby;

                      (iv) the amendment of Section 1.5(b) of the Certificate of Designation for the Junior Preferred Shares to change the date set forth therein from "November, 2001" to "March 15, 2006"; and

                      (v)      the Sale of Store No. 112.

              (b) consent to, and waive any requirement set forth in the Certificate of Designation for the Junior Preferred Shares for a separate written consent, or a vote at a meeting, of holders of Junior Preferred Shares with respect to the amendment of the Certificate of Designation for the Junior Preferred Shares as set forth herein and as reflected in EXHIBIT C hereto;

              (c) acknowledge that they have not made any request for redemption pursuant to Section 6.8 of the Securities Purchase Agreement; and

              (d) waive any Event of Default under the provisions of the Securities Purchase Agreement that would be deemed to result exclusively from such execution, delivery, performance and consummation of the transactions described in clause (a) of this paragraph 12.

         13. To induce the Purchasers to enter into this Amendment, Holdings and the Company, jointly and severally, represent and warrant to each Purchaser that the following statements are true, correct and complete as of the date hereof:

              (a) Each of Holdings and the Company has all requisite corporate power and authority to enter into this Amendment and to perform its obligations under the Securities Purchase Agreement as amended by this Amendment (the "Amended Agreement").

              (b) The execution and delivery of this Amendment has been duly authorized by all necessary corporate action by Holdings and the Company.

              (c) The execution and delivery by each of Holdings and the Company of this Amendment and the performance by Holdings and the Company of their respective obligations under the Amended Agreement do not and will not (i) violate any provision of any law, rule or regulation applicable to Holdings, the Company or any of their respective Subsidiaries, the organizational documents of Holdings, the Company or any of their respective Subsidiaries or any order, judgment or decree of any court or any agency or government binding on Holdings, the Company or any of their respective Subsidiaries, (ii) conflict with, result in a breach of, or constitute a default under, any contractual obligation of Holdings, the Company or any of their respective Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of their properties or assets (other than Liens created pursuant to the Senior Financing Documents or the Indenture), or (iv) require any approval of stockholders or any approval or consent of any Person under any contractual obligation of Holdings, the Company or any of their respective Subsidiaries, except approvals and consents which have been obtained on or before the date hereof.

              (d) This Amendment and the Amended Agreement are the legally valid and binding obligations of each of Holdings and the Company enforceable against such entity in accordance with their respective terms.

              (e) No event has occurred and is continuing which would constitute an Event of Default.

         14. Promptly following the date hereof, Holdings shall file a copy of the Amendment of the Certificate of Designation for the Junior Preferred Shares in the form set forth in EXHIBIT C hereto with the Secretary of State of the State of Delaware.

         15. Except as specifically amended by this Amendment, the Securities Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provisions of, or operate as a waiver of any right, power or remedy of the Purchasers under, the Securities Purchase Agreement.

         16. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

         17. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                           [signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment to the Securities Purchase Agreement as of the date first above written.

                              FANNIE MAY HOLDINGS, INC.


                              By: /s/ Ted A. Shepherd
                                  ------------------------------
                              Title:  President
                                     ---------------------------


                              ARCHIBALD CANDY CORPORATION


                              By: /s/ Ted A. Shepherd
                                  ------------------------------
                              Title:  President
                                     ---------------------------


                              TCW SPECIAL PLACEMENTS FUND III


                              By:  TCW Capital
                              Its: Managing General Partner


                                   By:  TCW Asset Management Company
                                   Its: Managing General Partner

                                        By: /s/ Raymond F. Henze
                                            ------------------------------
                                        Title:  Group Managing Director
                                            ------------------------------


                              TCW CAPITAL, as Investment Manager
                              pursuant to an Investment Management
                              Agreement dated as of June 19, 1989

                              By:  TCW Asset Management Company
                              Its: Managing General Partner

                                   By: /s/ Raymond F. Henze
                                       ------------------------------
                                   Title:  Group Managing Director
                                          ---------------------------


     [signature page to Sixth Amendment to Securities Purchase Agreement]

                              TCW CAPITAL, as Investment Manager
                              pursuant to an Investment Management
                              Agreement dated as of April 18, 1990


                              By:  TCW Asset Management Company
                              Its: Managing General Partner

                                   By: /s/ Raymond F. Henze
                                       ------------------------------
                                   Title:  Group Managing Director
                                          ---------------------------


                              MEZZANINE CAPITAL

                              By:  TCW Asset Management Company
                              Its: Managing General Partner

                                   By: /s/ Raymond F. Henze
                                       ------------------------------
                                   Title:  Group Managing Director
                                          ---------------------------


                              JZ EQUITY PARTNERS PLC
                              (f/k/a MCIT (EXISTING POOL) LIMITED)

                              By: /s/ David W. Zalaznick
                                  ------------------------------
                              Title:  Investment Advisor
                                     ---------------------------


                              WCT INVESTMENT PTE. LTD

                              By: /s/ Ken Fish
                                  ------------------------------
                              Title:  Vice President
                                     ---------------------------


                               JORDAN INDUSTRIES, INC.

                               By: /s/ John W. Jordan II
                                  ------------------------------
                               Title:  Chairman
                                     ---------------------------


     [signature page to Sixth Amendment to Securities Purchase Agreement]